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                                                                      EXHIBIT 11

                               CODA ENERGY, INC.
                         COMPUTATION OF PER SHARE DATA
                                  (UNAUDITED)
                     (in thousands, except per share data)

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                                                   Three months Ended          Nine months Ended
                                                       September 30               September 30
                                                   ------------------         -------------------
                                                     1994      1995            1994       1995
                                                   -------    -------         -------    --------
NET INCOME  PER COMMON AND COMMON
 EQUIVALENT SHARE:
Net income                                          $   255   $   798          $ 2,025    $ 3,917
Adjustments                                             ---       ---              ---        ---
                                                    -------   -------          -------    -------
Adjusted net income                                 $   255   $   798          $ 2,025    $ 3,917
                                                    =======   =======          =======    =======

Weighted average number of common and common
 equivalent shares outstanding                       22,403    22,994           21,709     22,972
                                                    =======   =======          =======    =======


Net income per share                                 $.0114    $.0347           $.0933     $.1705
                                                    =======   =======          =======    =======


COMPUTATION OF WEIGHTED AVERAGE
 NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING (DAILY
 BASIS):
Weighted average number of common
 shares outstanding during period                    21,514    22,060           20,719     22,118

Weighted average number of common
 stock equivalents outstanding at end of period:

          Stock options and warrants                    889       934              990        854
                                                    -------   -------          -------    -------
                                                     22,403    22,994           21,709     22,972
                                                    =======   =======          =======    =======
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